Exhibit 10(b)(11)(j)

EXECUTION COPY

CONSENT AND SECOND AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT

This CONSENT AND SECOND AMENDMENT TO AMENDED AND RESTATED NOTE AGREEMENT dated as of November 5, 2012 (this “Amendment”), among NEWSTAR FINANCIAL, INC. (the “Company”), THE HOLDERS PARTY HERETO (the “Holders”) and FORTRESS CREDIT CORP., as contractual representative of the Holders under the Note Agreement described below (in such capacity, together with its successors and assigns, the “Administrative Agent”).

WHEREAS, the Company has entered into a Note Agreement dated as of January 5, 2010 with the Holders and the Administrative Agent, as amended by that certain Amendment to Note Agreement dated as of April 6, 2010 (as so amended, the “Original Note Agreement”), pursuant to which the Holders agreed, subject to the terms and conditions set forth therein, to make revolving loans to the Company;

WHEREAS, the Company has entered into an Amended and Restated Note Agreement dated as of August 31, 2010 with the Holders and the Administrative Agent, as amended by the First Amendment to Amended and Restated Note Agreement dated as of January 27, 2012 among the Company, the Holders and the Administrative Agent (as so amended and as it may be further amended, modified, extended, supplemented or restated from time to time, the “Note Agreement”), which Note Agreement amended and restated the Original Note Agreement in its entirety and pursuant to which Note Agreement the Holders agreed, subject to the terms and conditions set forth therein, to make term loans and revolving loans to the Company;

WHEREAS, the Company has requested that the Administrative Agent consent to the increase in the maximum stated principal amount of the Indebtedness under the Wachovia Facility from $150,000,000 to $200,000,000 on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises and the mutual agreements contained in this Amendment, the Company, the Holders party hereto and the Administrative Agent hereby agree as follows:

1.        Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Note Agreement.

2.        Consent of Administrative Agent. Subject to the satisfaction of the conditions set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 4, in accordance with Section 7.01(l) of the Note Agreement, the Administrative Agent hereby consents to the increase of the maximum stated principal amount of the Indebtedness under the Wachovia Facility from the amount of $150,000,000 to the amount of up to $200,000,000 (it being understood and agreed that such maximum stated principal amount shall initially be increased from $150,000,000 to $175,000,000 and may thereafter be further increased in one or more increments to an amount not to exceed $200,000,000 in the manner contemplated by the documentation executed on or about the date hereof governing the Wachovia Facility without the need for any further consent of the Administrative Agent or the Holders).

3.        Amendment to Note Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 below and in reliance on the representations and warranties set forth in Section 4, the Note Agreement is hereby amended as follows:

(a) Amendment to Section 1.01 of the Note Agreement. Section 1.01 of the Note Agreement is hereby amended by deleting the definition of “Investment Vehicle Equity Amount” in its entirety and substituting the following therefor:

“‘Investment Vehicle Equity Amount’ means, as at any date of determination, with respect to each Eligible Investment Vehicle, the product of (i) 0.35 multiplied by (ii) the difference between (A) the Adjusted Loan Amount of all Obligor Loans held by such Eligible Investment Vehicle as of the Measurement Date ending on or most recently ended prior to such date and (B) the difference between (1) the Investment Vehicle Debt of such Eligible Investment Vehicle as of the Measurement Date ending on or most recently ended prior to such date and (2) the Principal Cash of each Eligible Investment Vehicle as of such date, provided that (a) so long as no party has any recourse to the Company in respect of any Indebtedness of an Eligible Investment Vehicle, the Investment Vehicle Equity Amount with respect to such Eligible Investment Vehicle shall not be an amount less than zero, and (b) with respect to any Investment Vehicle Debt as to which a third party has total or partial recourse to the Company, the Investment Vehicle Equity Amount with respect to such Eligible Investment Vehicle may be less than zero, but the amount by which such Investment Vehicle Equity Amount may be less than zero shall not exceed the Liquidated Recourse Amount in respect of such Investment Vehicle Debt, provided further, that, if the Company, the Administrative Agent, the Subsidiary Guarantors and the Required Holders, as applicable, each acting reasonably, shall have failed, within 30 calendar days following the Second Amendment Effective Date, following negotiation in good faith, to execute a further amendment to this Agreement (in addition to the Second Amendment) and an amendment to the Security Agreement, in each case, contemplating the matters described in the drafts dated October 26, 2012 circulated by legal counsel to the Company (subject to such modifications, additions and revisions as the parties may mutually agree upon), the Investment Vehicle Equity Amount with respect to NewStar CP Funding LLC shall not exceed the Investment Vehicle Equity Amount with respect to such Investment Vehicle reflected in the Borrowing Base Certificate delivered by the Company to the Administrative Agent which calculates the Borrowing Base as of October 31, 2012.”

(b) Additional Amendment to Section 1.01 of the Note Agreement. Section 1.01 of the Note Agreement is hereby further amended by inserting the following new definitions therein in appropriate alphabetical order:

“‘Second Amendment’ means the Consent and Second Amendment to Amended and Restated Note Agreement dated as of the Second Amendment Effective Date among the Company, the Administrative Agent and the Holders party thereto.

“‘Second Amendment Effective Date’ means November 5, 2012.”

4.          No Default; Representations and Warranties, Etc. The Company hereby represents, warrants, confirms and covenants that the execution, delivery and performance by the Company of this Amendment and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary action on the part of the Company, (b) have not violated, conflicted with or resulted in a default under and will not violate or conflict with or result in a default under (i) any applicable law or regulation, (ii) any term or provision of the organizational documents of the Company or (iii) any term or provision of any indenture, agreement or other instrument binding on the Company or any of its assets, except, in the case of the foregoing clauses (i) and (iii), to the extent that such violation, conflict or default could not reasonably be expected to result in a Material Adverse Effect, and (c) do not require any consent, waiver or approval of or by any Person which has not been obtained.

5.        Ratification and Confirmation. The Company hereby agrees and confirms that:

(a) the Note Agreement and each of the other Note Documents, as amended and otherwise modified by the amendments specifically provided herein, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed; and

(b) the liens and security interests granted in favor of the Administrative Agent for the benefit of itself and the Holders under the terms of the Note Documents are perfected, effective, enforceable and valid and that such liens and security interests are, in each case, a first priority lien and security interest except to the extent otherwise expressly permitted by the Note Documents and that such liens and security interests are hereby in all respects ratified and confirmed.

6.        Conditions to this Amendment. The effectiveness of this Amendment shall be subject to the Administrative Agent’s receipt an executed counterpart of this Amendment from each of the Company and the Required Holders.

7.        Miscellaneous.

(a) Except as otherwise expressly set forth herein, nothing herein shall be deemed to constitute an amendment, modification or waiver of any of the provisions of the Note Agreement or the other Note Documents, all of which remain in full force and effect as of the date hereof and are hereby ratified and confirmed. The Company acknowledges and agrees that nothing contained herein shall be deemed to entitle such party to a consent to, or a waiver, amendment or modification of, any of the terms, conditions, obligations, covenants or agreements contained in the Note Documents in similar or different circumstances or shall prejudice any right or rights which the Administrative Agent or any Holder now has or may have under, or in connection with, the Note Agreement, as amended hereby, the Note Documents, or any other documents referred to herein or therein.

(b) Upon the effectiveness of this Amendment, each reference in the Note Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Note Agreement as amended hereby, and each reference to the Note Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Note Agreement shall mean and be a reference to the Note Agreement as amended hereby.

(c) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument. Whenever the terms or sections amended hereby shall be referred to in the Note Agreement, Note Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment. A signature page sent to the Administrative Agent or its counsel by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.

(d) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH HOLDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e) The Company agrees to pay all reasonable expenses, including legal fees and disbursements incurred by the Administrative Agent in connection with this Amendment and the transactions contemplated hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

COMPANY

NEWSTAR FINANCIAL, INC.

By:	/s/ JOHN J. FRISHKOPF
John J. Frishkopf
Treasurer

ADMINISTRATIVE AGENT

FORTRESS CREDIT CORP., as Administrative Agent

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

HOLDERS

FORTRESS CREDIT OPPORTUNITIES I LP, as a Holder

By: Fortress Credit Opportunities I GP LLC,
its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT FUNDING III LP, as a Holder

By: Fortress Credit Funding III GP LLC,
its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

FORTRESS CREDIT FUNDING IV LP,
as a Holder

By:	Fortress Credit Funding IV GP LLC,
its general partner

By:	/s/ CONSTANTINE M. DAKOLIAS
Name: Constantine M. Dakolias
Title: President

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